--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/     Preliminary Proxy Statement

/ /     Definitive Proxy Statement

/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

/ /     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e) (2))

                          THE FRANCE GROWTH FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                     [INSERT NAME OF FILER WHEN APPLICABLE]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]

                          THE FRANCE GROWTH FUND, INC.
                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2000

                            ------------------------

THIS IS THE FORMAL AGENDA FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE FRANCE GROWTH FUND, INC. (THE "FUND"). IT TELLS YOU WHAT MATTERS WILL BE VOTED ON AND THE TIME AND PLACE OF THE MEETING, IN CASE YOU WANT TO ATTEND IN PERSON.

To our Stockholders:

     The Annual Meeting of the Fund's stockholders will be held at 12:00 p.m., New York City time, on Wednesday, April 26, 2000, at the offices of Credit Agricole Indosuez, 7th Floor Board Room, 1211 Avenue of the Americas, New York, New York 10036, for the following purposes:

     1. To elect four (4) Directors in Class III to serve for a term expiring on the date of the annual meeting of stockholders in 2003.

     2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2000.

     3. To consider and act upon a stockholder proposal recommending that the Board of Directors expedite the process to ensure Fund shares can trade at net asset value daily.

     4. To consider and act upon a stockholder proposal recommending that the Board of Directors promptly conduct a tender offer for at least 5% of the outstanding shares of the Fund at or close to net asset value.

     5. To consider and act upon any other business that may properly come before the meeting or any related adjourned meeting.

     Stockholders of record of the Fund's common stock at the close of business on February 4, 2000 are entitled to vote at this meeting and any related adjourned meeting.

                                          /s/ Steven M. Cancro

                                          Steven M. Cancro
                                          Secretary

Dated: March   , 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. PLEASE TAKE A FEW MINUTES TO VOTE NOW AND HELP SAVE THE FUND THE COST OF ADDITIONAL SOLICITATIONS.

TO THE STOCKHOLDERS OF THE FRANCE GROWTH FUND, INC.

Dear Fellow Stockholders:

     The accompanying notice of meeting and proxy statement presents proposals to be considered at The France Growth Fund Inc.'s (the "Fund") Annual Meeting of Stockholders to be held on April 26, 2000.

     Your Board of Directors unanimously recommends that you re-elect Messrs. Barry, Bult, Curley and Simon-Barboux who are standing for re-election as Board members of the Fund. (Proposal 1)

     All of the nominees, except for Mr. Curley, have been Directors since the Fund's inception. Mr. Curley has served as a Director since 1993. All of the nominees have brought valuable experience and insight to the Board from their varied careers within the financial services industry and have participated on a Board which has taken significant actions to create value for our stockholders. They have and would continue to make positive contributions to the Fund.

     The Board also recommends that you re-elect PricewaterhouseCoopers LLP as the Fund's independent accountants for the fiscal year ending December 31, 2000. (Proposal 2)

     The Notice of Meeting also refers to a proposal with respect to expediting the process to ensure that Fund shares can trade at net asset value. (Proposal
3) THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL. As more fully discussed in the attached proxy statement, your Board has taken significant actions in an effort to ensure that Fund shares trade at prices which are closer to net asset value. However, your Board does not believe that open-ending the Fund would be in the best interests of the Fund's long-term stockholders. Your Board believes that the Fund has been very successful at creating long-term value for stockholders and at realizing its investment objective of maximizing long-term capital gains. The Fund, which has received Morningstar's highest rating of five stars, has outperformed its benchmark index in all but one year since inception in 1990 (please see the bar chart on page
10). The Fund has outperformed its benchmark index by over 111.40% over the life of the Fund, providing a total return (based on changes in net asset value per share) of 260.12% in U.S. dollars. The Fund's return for 1999 alone was 38.12% at net asset value and 45.93% at market value, bettering in each case the return of the Fund's benchmark index by over 7.35%.

     Your Board believes that the Fund's closed-end structure has been a key component to the Fund's success. Your Board feels strongly that the closed-end fund structure has contributed to the Fund's superior performance since its inception while at the same time has helped to minimize costs to stockholders in the form of lower total expenses. Your Board strongly believes that the benefits to our long-term shareholders of continuing to operate the Fund as a closed-end fund outweigh any potential one-time benefit of converting to an open-end fund. There are also other adverse consequences to open-ending, which are outlined on page 12 of this proxy statement.

     The Fund also has received a proposal with respect to conducting a tender offer for Fund shares. (Proposal 4) YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

     Your Board has carefully evaluated all possible options, including conducting a tender offer for Fund shares, in an attempt to create value for our stockholders. Based upon these deliberations, your Board adopted an open market share repurchase program instead of a tender offer because it believes that adopting an open market share repurchase program is in the best interests of the Fund's long-term stockholders. For the reasons outlined on page 15 of this proxy statement, your Board believes that an open market share repurchase program will create more value for the Fund's long-term shareholders than would a tender offer without incurring the significant costs and subjecting the Fund to the burdensome restrictions associated with conducting a tender offer.

     We would like to report on important positive steps taken since our last annual meeting. In their continuing efforts to seek to reduce the Fund's discount, your directors have adopted the open market share repurchase program referred to above. Under this program, Fund management may repurchase up to 10% of the outstanding shares of the Fund on the open-market when the discount exceeds thresholds established by the Board. This repurchase program is designed to work in conjunction with the Fund's Tax-advantaged Managed Distribution Plan (the "Plan") pursuant to which the Fund pays quarterly distributions totaling at least 12% per year based upon the Fund's net asset value as of the preceding December 31. In 1999 alone the Fund distributed $58,264,115 pursuant to the Plan representing 23.18% of the Fund as of December 31, 1998 and additional significant distributions are expected in the year 2000 in an effort to reduce or eliminate the discount while preserving the Fund's structural advantage as a closed-end fund. The Fund also commenced daily pricing of Fund shares rather than weekly pricing used by most closed-end funds to provide stockholders with more information about the Fund's price movements.

     Since the first dividend was paid pursuant to the Plan on November 20, 1998, the Fund's discount has narrowed significantly. After being as high as 22.9% on August 28, 1998, the discount was 15.5% on December 31, 1999 and has been as low as 12.6% since adoption of the Plan.

     If you have any questions about the meeting agenda or how to vote, please call. We have a single focus at the Fund to which your Directors are committed--adding continuing value to your investment. Thank you for investing in the Fund.

                                          Yours sincerely,

                                          /s/ Jean A. Arvis
                                          ---------------------
                                          Jean A. Arvis
                                          Chairman

                          THE FRANCE GROWTH FUND, INC.
                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This proxy statement is being used by the Board of Directors of The France Growth Fund, Inc. (the "Fund") to solicit proxies to be voted at the Annual Meeting of the Fund's stockholders. This Meeting will be held at 12:00 p.m., New York City time, on Wednesday, April 26, 2000, at the offices of Credit Agricole Indosuez, 7th Floor Board Room, 1211 Avenue of the Americas, New York, New York 10036. The purposes of the Meeting are to elect four (4) Directors, to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2000 and to consider and act upon stockholder proposals with respect to expediting the process to ensure that Fund shares can trade at net asset value and with respect to conducting a tender offer for Fund shares. This proxy statement and form of proxy are being mailed to stockholders on or about March , 2000. The Fund's Annual Report for the fiscal year ended December 31, 1999 was mailed to stockholders on February 29, 2000. STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT BY WRITING TO THE FUND AT THE ADDRESS LISTED ABOVE OR BY CALLING (800)-852-4750.

WHO IS ELIGIBLE TO VOTE

     Shareholders of record on February 4, 2000 are entitled to attend and vote at the Meeting or any related adjourned meeting. Each share is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to shareholders' instructions. If you sign a proxy but do not fill in a vote, your shares will be voted FOR the election of the nominees for Director named in this proxy statement, FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund for the fiscal year ending December 31, 1999, AGAINST a stockholder proposal with respect to expediting the process to ensure that Fund shares can trade at net asset value and AGAINST a stockholder proposal with respect to conducting a tender offer for Fund shares.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Fund's Articles of Incorporation provide that the Board of Directors shall be divided as equally as possible into three classes of Directors
(Class I, Class II and Class III) serving staggered three-year terms. The term of office for Directors in Class III expires upon the election of Directors at the Meeting, Class I at the 2001 annual meeting and Class II at the 2002 annual meeting. Four (4) Class III nominees are named in this proxy statement for election to a term expiring on the date of the annual meeting of stockholders in 2003 or until their successors are elected and qualified.

     A plurality of all votes cast at the Meeting, with a quorum present, is sufficient to elect a Director. This means that the four (4) nominees for director who receive the greatest number of votes will be elected. Unless authority is withheld, it is the intention of the persons named in the form of proxy to vote each proxy for the election of all of the nominees listed below. Each nominee has indicated he will serve as a Director if elected, and the Board of Directors of the Fund knows of no reason why any of these nominees would be unable to serve. However, if any nominee should be unable to serve, the proxies received will be voted for any other person designated to replace the nominee by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING DIRECTORS AND NOMINEES

     The following table shows certain information about the Directors and nominees. Each Director, including each nominee, has served as a Director of the Fund since 1990, except for Mr. Jean A. Arvis who became a Director in February 1993 and Mr. Walter J.P. Curley who became a Director in March 1993.

     The following have been nominated for election or re-election at the
Meeting:

                                                                               SHARES OF THE COMMON
                                                                                STOCK OF THE FUND
                                                                                BENEFICIALLY OWNED
                                                                                   (DIRECTLY OR
                                                                                   INDIRECTLY)
                            PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND      ON FEBRUARY 4,
NAME                  AGE                    DIRECTORSHIPS                           2000(1)
--------------------  ---  --------------------------------------------------  --------------------
Thomas C.             55   President and Chief Executive Officer, Zephyr Man-         1,333
 Barry                      agement, Inc. (since December 1993); President
 Class III                  and Chief Executive Officer, Rockefeller & Co.,
                            Inc. (registered investment adviser) (March 1983-
                            December 1993).

John A. Bult          63   Chairman, PaineWebber International, Inc.; Direc-          1,000
 Class III*                 tor, The Germany Fund, Inc., The New Germany
                            Fund, Inc., The Central European Equity Fund,
                            Inc. and The Greater China Fund, Inc. (investment
                            companies).

Walter J.P.           77   Venture Capital Investor; United States Ambassa-           1,562
 Curley                     dor to Ireland (1975-77) and to France (1989-93);
 Class III                  Director, Sotheby's Holdings, Inc.; President,
                            Curley Land Company; Board of Trustees, The Frick
                            Collection, Achelis Foundation and Bodman
                            Foundation; Executive Committee Member, The
                            American Society of the French Legion of Honor;
                            and Honorary Chairman of the French American
                            Foundation.

------------------
 * Denotes an "interested person," as defined in the 1940 Act. Mr. Bult is an "interested person" by reason of his affiliation with PaineWebber Incorporated. PaineWebber Incorporated and its affiliate, PaineWebber International (U.K.) Ltd., were among the principal underwriters of the initial offering of the Fund's Common Stock in 1990. PaineWebber Incorporated was the dealer-manager of the Fund's rights offering in 1994. PaineWebber Incorporated, a broker-dealer registered under the 1934 Act, is the parent company of the Fund's Administrator.

                                                                               SHARES OF THE COMMON
                                                                                STOCK OF THE FUND
                                                                                BENEFICIALLY OWNED
                                                                                   (DIRECTLY OR
                                                                                   INDIRECTLY)
                            PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND      ON FEBRUARY 4,
NAME                  AGE                    DIRECTORSHIPS                           2000(1)
--------------------  ---  --------------------------------------------------  --------------------

Bernard Simon-        61   Executive Vice President, Credit Agricole Indosuez         1,000
 Barboux                    (banking, asset management and finance) (until
 Class III+                 December 1998); Managing Director, Indocam As-
                            set Management (finance) (until December 1998);
                            Chairman, Indosuez Caisse de Retraites, Himala-
                            yan Fund and Sicav Indocam Orient (investment
                            companies); Director, Korea Europe Fund and Group
                            Indosuez Fund Sicav; and Chairman, Rome Stockholm
                            (real estate).

------------------
+ Mr. Simon-Barboux retired from Credit Agricole Indosuez on December 31, 1998.
  Since he no longer participates in the management of Credit Agricole Indosuez or Indocam International Investment Services, the Board of Directors has determined pursuant to a rule under the 1940 Act that Mr. Simon-Barboux is no longer an "interested" Director.

     The following are Directors whose terms continue:

                                                                               SHARES OF THE COMMON
                                                                                STOCK OF THE FUND
                                                                                BENEFICIALLY OWNED
                                                                                   (DIRECTLY OR
                                                                                   INDIRECTLY)
                            PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND      ON FEBRUARY 4,
NAME                  AGE                    DIRECTORSHIPS                           2000(1)
--------------------  ---  --------------------------------------------------  --------------------

Jean A. Arvis         64   Chairman of the Fund (since February 1993); Presi-         6,123
 Class I (2)                dent, French Federation of Insurance Companies
                            (insurance) (since March 1997); Special Advisor,
                            American International Group, Inc. (insurance)
                            (since January 1993); Senior Adviser, Compagnie
                            de Suez (until December 1995); Director, AXA Eq-
                            uity and Law (U.K.) (insurance), Fonciere Lyon-
                            naise, AIG Banque, Sofrace (Liban) and New
                            London PLC.

Bernard L. Chauvel    47   President of the Fund since (June 1997);                    139
 Class II**                 President, Credit Agricole Indosuez (U.S.
                            operations) (since April 1997); President, Credit
                            Agricole (U.S.) (banking, asset management and
                            finance) (January 1991 to May 1997)

Pierre H.R.           56   President and Chief Executive Officer, Marque Fund    300 (1,000 as of
 Daviron                    Management Ltd. (since January 2000) and                March 1, 2000)
 Class I                    Executive Vice Presdident, Marque Millennium
                            Capital Management Ltd. (since January 2000);
                            Partner, DR Associates (consulting) (September
                            through December 1999); Managing Director (until
                            September 1999), President and Chief Investment
                            Officer (August 1993-September 1998), Oppen-
                            heimer Capital International (asset management);
                            and Chairman of the Board of the Fund (May
                            1990-February 1993).

                                                                               SHARES OF THE COMMON
                                                                                STOCK OF THE FUND
                                                                                BENEFICIALLY OWNED
                                                                                   (DIRECTLY OR
                                                                                   INDIRECTLY)
                            PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS AND      ON FEBRUARY 4,
NAME                  AGE                    DIRECTORSHIPS                           2000(1)
--------------------  ---  --------------------------------------------------  --------------------
Michel                65   Chairman of the Board, Macsteel International USA           491
 Longchampt (2)             (since May 1999), Chairman of the Board (until
 Class II                   May 1999), President and Chief Executive Officer
                            (until December 1997), Francosteel Corporation
                            (steel distributor); Consultant, Longchampt Re-
                            sources (since January 1998), and Director, J&L
                            Specialty Products (stainless steel producer).

Michel A.             64   President, Arfin (consulting) (since June 1995);           7,032
 Rapaccioli (2)             Vice President and Chief Financial Officer,
 Class II                   Texasgulf Inc. (fertilizers) (until May 1995);
                            Senior Vice President and Chief Financial
                            Officer, Elf Aquitaine, Inc. (holding company)
                            (until 1994); Chairman and Director, Elf Trading,
                            Inc. (oil) (until 1994); Chairman and Chief
                            Executive Officer, Elf Technologies, Inc. (until
                            1994) and Director and officer of other
                            affiliates of the Elf group of companies (until
                            1994).

Jacques               49   Associate Professor, Universite Paris II (since            1,019
 Regniez                    June 1997); Researcher, French State Planning
 Class I                    Agency; economic adviser to Prime Minister of
                            France; Administrator, Institut National de la
                            Statistique et des Etudes Economiques (economics
                            institute); Chairman and Director, Techniques de
                            Gestions Financieres S.A. (investment and
                            finance); and President, FICAC 40 (investment
                            company).

John W.               62   Managing Partner, Spurdle & Company (private fi-           1,000
 Spurdle, Jr. (2)           nance); Chairman, Investment Management Part-
 Class I                    ners Inc. (holding company); President, Asset
                            Management Investment Co. (since August 1997);
                            and Managing Director, Bluestone Capital Partners
                            (investment banking) (since January 1998).

------------------
(1) As of February 4, 2000, the nominees and Directors listed above who owned shares of the Common Stock owned individually less than 1% of the Fund's outstanding shares, and the Directors and officers of the Fund beneficially owned, directly or indirectly, in the aggregate less than 1% of the Fund's outstanding shares.

(2) Member of the Audit Committee.

** Denotes an "interested person," as defined in the Investment Company of 1940
   (the "1940 Act"). Mr. Chauvel is an "interested person" by reason of his affiliation with Caisse Nationale Du Credit Agricole, the indirect parent company of the Fund's Investment Adviser.

     The Board of Directors presently has an Audit Committee. The Audit Committee is currently composed of Messrs. Arvis, Longchampt, Rapaccioli and Spurdle (Chairman), none of whom is an "interested person" (as defined in the 1940 Act) of the Fund or of the Investment Adviser. The Audit Committee makes recommendations to the Board with respect to the selection of independent accountants and reviews with the independent accountants the scope and results of the audit engagement. The Audit Committee also considers the range of audit and non-audit fees, reviews and approves non-audit services provided by the independent accountants and reviews the annual financial statements of the Fund. The Audit Committee held three (3) meetings during the Fund's fiscal year ended
December 31, 1999.

     The Board no longer has a Nominating Committee. Instead, all of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Investment Adviser consider all candidates for selection as a Director of the Fund and nominate the nominees to stand for election by the shareholders. The Directors who are not "interested persons" will not consider prospective nominees suggested by stockholders.

     At the present time, the Board of Directors has no compensation committee or other committee performing similar functions.

     During the Fund's fiscal year ended December 31, 1999, the Board of Directors met five (5) times, and each Director attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board of Directors on which such Director served.

     Three of the Fund's Directors, Messrs. Arvis, Rapaccioli and Regniez, and one of the Fund's nominees, Mr. Simon-Barboux, are residents of France, and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon such Directors within the United States or to realize judgments of courts of the United States predicated upon civil liabilities of such Directors under the federal securities laws of the United States.

INFORMATION REGARDING OFFICERS

     The executive officers of the Fund are as follows:

                                      POSITION                         PRINCIPAL OCCUPATION
NAME                  AGE            WITH FUND                        DURING PAST FIVE YEARS
--------------------  ---  ------------------------------  ---------------------------------------------
Bernard L.             47  President (since June           Previously Indicated.
 Chauvel............        1997)

Steven M. Cancro....   45  Vice President (since June      First Vice President and Senior Counsel,
                            1992) and Secretary (since      Credit Agricole Indosuez (New York).
                            1991)

Frederick J.           40  Vice President (since June      Vice President, Indocam International
 Schmidt............        1992) and Treasurer (since      Investment Services (since July 1997); Vice
                            1990)                           President, Credit Agricole Indosuez (New
                                                            York).

     The persons listed above as officers of the Fund, are also employees of Credit Agricole Indosuez. The officers of the Fund were elected by the Board of Directors at a meeting of the Board of Directors in April 1999. Messrs. Cancro and Schmidt have indicated beneficial ownership of 4,000 and 1,000 shares of the Fund, respectively, which represents less than 1% of the shares of the Fund outstanding.

COMPENSATION OF DIRECTORS AND OFFICERS

     The Investment Adviser pays the compensation and certain expenses of its personnel, if any, who serve as Directors and officers of the Fund.

     The Fund pays each of its Directors who is not an "interested person" (as defined in the 1940 Act) of the Fund (except by reason of being a Director) or of the Investment Adviser, the Fund's Administrator or any principal underwriter of the Fund, an annual fee of $7,500, plus an attendance fee of $700 for each meeting of the Board of Directors or of the Audit Committee attended. In addition, the Fund reimburses all Directors for certain out-of-pocket travel expenses in connection with their attendance at meetings of the Board of Directors or any committees thereof. The Fund pays an additional fee of $5,000 per year to Mr. Arvis for providing certain consulting services to the Fund and an additional fee of $3,000 per year to Mr. Spurdle for services as Chairman of the Audit Committee.

     The following table provides information regarding the fees paid by the Fund to the non-interested Directors for their services for the Fund's fiscal year ended December 31, 1999.

                                                   PENSION OR     TOTAL
                                                   RETIREMENT  COMPENSATION
                                      AGGREGATE     BENEFITS     FROM THE
DIRECTOR                             COMPENSATION   ACCRUED        FUND
-----------------------------------  ------------  ----------  ------------
Jean A. Arvis......................  $   21,300    $    0      $     21,300
Thomas C. Barry....................       9,600         0             9,600
Walter J.P. Curley.................       9,600         0             9,600
Pierre H.R. Daviron................      11,000         0            11,000
Marc de F. de Logeres*.............       9,125         0             9,125
Michel Longchampt..................      13,800         0            13,800
Michel A. Rapaccioli...............      13,800         0            13,800
Jacques Regniez....................      10,300         0            10,300
Bernard Simon-Barboux..............       9,825         0             9,825
Michel Somnolet*...................       6,325         0             6,325
John W. Spurdle, Jr................      15,300         0            15,300

------------------
* Messrs. de Logeres and Somnolet, each formerly a Class II Director, retired from the Board of Directors upon the expiration of their terms at the 1999 annual meeting.

  OWNERSHIP OF COMMON STOCK

     As of February 4, 2000, to the knowledge of the management of the Fund, there were no persons known to be control persons of the Fund, as such term is defined in Section 2(a)(9) of the 1940 Act. As of such date, the only persons known to the Fund to have record or beneficial ownership of more than 5% of the outstanding Common Stock are the following*:

       NAME AND ADDRESS                                             AMOUNT OF        PERCENT
         OF BENEFICIAL/                                            BENEFICIAL/         OF
         RECORD OWNER                                            RECORD OWNERSHIP     CLASS
-------------------------------------------------------------  --------------------  -------
       (Record Owner)
Cede & Co., as nominee for                                        15,073,886 shares   98.7%
  The Depository Trust Company
P.O. Box 20
Bowling Green Station
New York, NY 10004
       (Beneficial Owners)

       State Street Bank & Trust Co.                               3,192,700 shares   20.9%
       Global Corporate Action Dept.
       JAB5W
       P.O. Box 1631
       Boston, MA 01201-1631

       Chase Manhattan Bank                                        3,070,026 shares   20.1%
       4 New York Plaza
       New York, NY 10004

       Brown Brothers Harriman & Co.                               1,030,591 shares   6.7%
       63 Wall Street
       New York, NY 10005

------------------
  * The Fund is also aware of four other entities which recently reported beneficial ownership of more than 5% of the outstanding Common Stock as of dates on or about February 4, 2000: Bankgesellschaft Berlin AG Postfach, 110801, D-10838, Berlin, Germany--2,460,000 shares 16.1%, President and Fellows of Harvard College, care of Harvard Management Co., Inc., 600 Atlantic Ave., Boston, MA 02210--2,027,400 shares 13.3%, Lazard Freres Asset Management, 30 Rockefeller Plaza, New York, NY 10112--1,590,900 shares 10.4%, and Tattersall Advisory Group, 6620 West Broad Street, Richmond, VA 23230--836,700 shares 5.5%.

                      SELECTION OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

     At a meeting of the Board of Directors held on December 7, 1999, a majority of the members of the Board of Directors, including a majority of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, in accordance with the recommendation of the Audit Committee of the Board of Directors, selected PricewaterhouseCoopers LLP as independent accountants for the Fund for the fiscal year ending December 31, 2000.
PricewaterhouseCoopers LLP has audited the accounts of the Fund since the Fund's commencement of operations. PricewaterhouseCoopers LLP has informed the Fund that it does not have any direct interest or any material indirect financial interest in the Fund.

     The ratification of the selection of independent accountants is to be voted upon at the Meeting and, if no direction is made, it is the intention of the persons named in the accompanying proxy to vote proxies received in favor of ratification of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will be present at the Meeting to answer questions from the stockholders and will have an opportunity to make a statement if he or she chooses to do so.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                              STOCKHOLDER PROPOSAL
          WITH RESPECT TO EXPEDITING THE PROCESS TO ENSURE FUND SHARES
                          CAN TRADE AT NET ASSET VALUE
                                  (PROPOSAL 3)

     THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY AND STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 3. THE DIRECTORS BELIEVE THE PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF STOCKHOLDERS.

STOCKHOLDER PROPOSAL 3

     A stockholder has submitted the following proposal and supporting statement no. 1 for inclusion in this proxy statement. A second stockholder has submitted a proposal which is substantially similar to the following proposal. The supporting statement of that stockholder is also included below as supporting statement no. 2. Each stockholder claims beneficial ownership of common stock of the Fund valued at over $2,000. The Fund will provide the address of the proposing stockholder to any person who requests that information by written or oral request to Frederick J. Schmidt, Treasurer of the Fund, 1211 Avenue of the Americas, New York, New York 10036.

     "RESOLVED: That shareholders of The France Growth Fund (the "Fund"), recommend the Board of Directors expedite the process to ensure Fund shares can trade at net asset value (NAV) daily. Suggested alternatives include (1) conversion to an open-end investment company; or (2) a merger with another open-end fund."

                           SUPPORTING STATEMENT NO. 1

     "The Fund no longer needs the closed-end format to achieve its investment objective. And the persistently wide and unacceptable discount to NAV has caused shareholder returns to underperform NAV returns on a long-term basis. It's as simple as that. Additionally, the advisor's Himalayan Fund is opening-up, so open-ending this Fund surely is a no-brainer. Advantage Partners, L.P., wouldn't waste your time if the facts in favor of open-ending this Fund weren't overwhelming.

     With the Fund still languishing at an 18% discount to NAV--about its average discount for the past FOUR YEARS with no significant reprieve--the economic cost of the discount to shareholders is approximately $47 MILLION. Fortunately, the Fund has performed well on a NAV basis, but shareholders will not reap the portfolio's full performance until the shares trade at NAV.

     If a fund trading at an 18% discount is open-ended, the benefits of open-ending far outweigh the detrimental cost caused by its gaping discount in the closed-end structure: A 22% BENEFIT VS. LESS THAN A 0.3% ON-GOING ANNUAL COST. One-time conversion costs (approximately 0.15% of NAV), and on-going incremental expenses (likely 0.1%-0.3% annually) are inconsequential in relation to the 22.0% price improvement that shareholders would receive as the share price converges with NAV. Tax consequences have an impact too, but taken together, there is no economic rationale that justifies keeping a deeply-discounted Fund closed-ended that no longer needs the structure to meet its investment objective. Unless your investment horizon for this Fund is several decades, it is difficult to ignore the performance tradeoff that open-ending could alleviate.

     The closed-end format served the Fund well earlier in its life, when France's stock market was not as liquid and mature as today. The Paris Bourse has developed significantly since the Fund's launch 10 years ago. With Euroland thriving, it should only become deeper and more liquid. Perpetuating this structure when cumulative shareholder returns are consistently impaired by the discount make little sense. If the Fund open-ends, shareholders know shares would then be priced at NAV forever. At the time of each shareholders' choosing, shares could be redeemed on any day at NAV, a level not seen since early-1994!

     Fund management has earned the right to continue managing Fund assets--but in an open-end format--because they have been much more successful as stock pickers than as managers of the discount. It is time for results. As the French market has become less inefficient over the years, the obvious way to add value for Fund shareholders is through discount elimination.

     $47 MILLION OF SHAREHOLDER RETURNS DEPEND ON YOUR VOTES. A VOTE FOR THIS PROPOSAL IS A VOTE TO IMPROVE THE VALUE OF YOUR INVESTMENT."

                           SUPPORTING STATEMENT NO.2

     "At the 1999 Annual Shareholders Meeting, there were two proposals recommending that shareholders be enabled to realize Net Asset Value (NAV) on their investments. Both proposals received the support of the shareholders voting, but unfortunately, there has been very little subsequent action taken by the Board of Directors to eliminate the discount from NAV at which shares of the Fund trade. The conversion of the France Growth Fund to an open-end fund would permanently eliminate the discount to NAV and simultaneously allow shareholders who desire to remain invested in the Fund to do so."

     THE BOARD OF DIRECTORS RESPONSE TO THE STOCKHOLDER'S PROPOSAL:

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL 3. THE REASONS FOR THIS UNANIMOUS RECOMMENDATION ARE AS FOLLOWS:

     Your Board believes that the Fund has been very successful at creating long-term value for stockholders and at realizing its investment objective of maximizing long-term capital gains. Your Board believes that the Fund's performance has continued to be very strong in 1999. The Fund's return for 1999 in U.S. dollars was 38.12% at net asset value and 45.93% at market value, which exceeded in each case the return of the Fund's benchmark index in 1999 by over 7.35%.

     Your Board believes that the Fund's closed-end structure has been a key component to the Fund's success. Your Board feels that the closed-end fund structure has contributed to the Fund's superior performance since its inception while at the same time has helped to minimize costs to stockholders in the form of lower total expenses. Your Board strongly believes that the benefits to our long-term shareholders of continuing to operate the Fund as a closed-end fund outweigh any potential one-time benefit of converting to an open-end fund.

     The Fund was elevated to Morningstar's highest rating in 1999--five stars. From commencement of operations through December 31, 1999, the Fund's total return in U.S. dollars based upon changes in net asset value per share was 260.12% (including dividends). Over the same period, the Fund's benchmark index, the Societe de Bourse Francaise ("SBF") 120 Index, has generated a total return of 148.72% in U.S. dollars. The Fund has outperformed the index by 111.40% over that time even though the index does not reflect any expenses. The following chart shows the performance of the Fund's shares for each calendar year since the Fund's inception in 1990.

                              ANNUAL TOTAL RETURN*


                                    [CHART]

[Chart shows the Fund's annual total returns based upon changes in net asset value per share and market value per share for each full calendar year since the Fund's inception (1991 through 1999) and the annual total return of the Fund's benchmark index over the same periods.]

The fund's performance varies year to year. The fund's past performance does not necessarily indicate how it will perform in the future. As a shareowner, you may experience a loss or gain on your investment.

    * The red bars show the Fund's performance based upon changes in net asset value per share (assuming reinvestment of dividends and distributions, if any, at prices obtained under the Fund's dividend reinvestment plan). The blue bars show the return based upon changes in the market price of the Fund's shares (calculated assuming a purchase of common stock at the current market price on the first day, the purchase of common stock pursuant to any rights offering during the year and sale at current market prices on the last day of each year with dividends and distributions, if any, reinvested at prices obtained under the Fund's dividend reinvestment plan). The yellow bars show the return for the SBF 120 Index, the Fund's benchmark. The return of the index does not reflect expenses and does not include reinvestment of dividends and distributions. You can not invest directly in the index.

     In addition, the Board and the Fund's investment adviser, Indocam International Investment Services ("IIIS"), have taken significant actions to reduce the size of the discount from net asset value at which Fund shares have traded (the "discount"), including:

     o Adopting a Tax-Advantaged Managed Distribution Plan, pursuant to which the Fund distributed $3.8041 per share during 1999, or 23.18% of the Fund's net assets as of December 31, 1998;

     o Reduced the investment advisory fee payable by the Fund to IIIS by a percentage equal to the discount and negotiated reductions in the fees of the Fund's other services providers;

     o Adopted an open-market share repurchase program pursuant to which the Fund is authorized to repurchase up to 10% of the Fund's outstanding shares each year. The Fund has repurchased 65,333 of its shares since the program was adopted in September 1999;

     o Commenced daily pricing of Fund shares; and

     o Raised, in positive terms, the visibility of the Fund in the investment community.

     Your Board believes that these collective efforts have been effective in narrowing the discount.

ADVANTAGES OF THE CLOSED-END STRUCTURE

     Your Board has concluded that the closed-end structure is the best for this Fund in its efforts to continue to realize its objective of maximizing long-term capital gains. First, the closed-end fund structure allows the Fund to put more of your investment to work for you. Unlike an open-end fund, the Fund does not need to maintain a significant cash reserve to meet redemption requests or sell portfolio holdings at inopportune times to meet unpredictable redemption demands. Instead, the Fund and IIIS have been able to focus entirely on investing substantially all of your assets in French equity securities.

     Second, because IIIS does not have to constantly manage unpredictable inflows and outflows of capital to and from the Fund, IIIS has been able to employ a longer-term investment strategy when selecting investments for the Fund. IIIS believes that this added flexibility to employ a longer-term investment strategy has also contributed to the Fund's superior performance. If the Fund were to convert to an open-end structure, the Fund's assets may decline significantly due to redemptions. IIIS believes that if the Fund were to experience a material decrease in size, its ability to manage the Fund so that it continues to outperform the French securities market could be adversely effected.

     Third, your Board believes that the Fund's closed-end structure allows it to maintain a lower overall expense ratio than if the Fund were to convert to an open-end fund. Please refer to the section "Adverse Consequences to Open-Ending" below for information on the adverse consequences of open-ending, including a potentially significant increase in Fund expenses. Your Board believes that these structural advantages of operating as a closed-end fund have been reflected in the Fund's consistently strong performance since inception.

IMPROVED PERFORMANCE AS A CLOSED-END FUND

     Your Board believes that the advantages the Fund derives from operating in the closed-end fund structure outweigh any potential one-time benefit converting to an open-end fund. A French affiliate of IIIS serves as investment adviser to an open-end French investment fund, INDOCAM France (the "French Fund"). The French Fund has substantially the same investment objective and policies as the Fund, is managed by the French affiliate according to substantially the same investment strategy and style as IIIS employs when managing the Fund and utilizes the same benchmark index. It is important to note that the French Fund is not registered in the United States or available for sale to investors in the United States. U.S. securities laws prohibit U.S. residents from investing in the French Fund. In addition, while both the French Fund and the Fund have been managed since the Fund's inception by investment personnel on the same investment team shared among IIIS and its French affiliate, they have not been managed by the same portfolio managers and do not have identical portfolios.

     From January 1, 1991, the beginning of the Fund's first full calendar year through December 31, 1999, the Fund's total return in U.S. dollars based upon changes in net asset value per share was 369.32% (including dividends) and the French Fund's total return in U.S. dollars based upon changes in net asset value per share was 346.23%(1) (including dividends) which means the Fund has outperformed the French Fund by 23.09% over that time period. Your Board believes that the difference in performance between the Fund and the French Fund stems primarily from the structural advantages that the Fund has as a closed-end fund relative to the French Fund as an open-end vehicle. As this comparison demonstrates, your Board strongly believes that the Fund's long-term shareholders will experience compounding performance advantages that over time are more significant in the closed-end format than they would be if the Fund converted to an open-end format and the discount were eliminated. If shareholders factor in the expected costs of open-ending for the Fund, including a significant reduction in assets and higher overall expense ratios, the benefits of remaining closed-end for our shareholders become even more pronounced.

ADVERSE CONSEQUENCES OF CONVERTING TO AN OPEN-END FUND.

     Your Board believes that conversion to an open-end fund may have adverse consequences for our long-term stockholders. First, conversion would raise the possibility of the Fund suffering substantial redemptions of shares, particularly in the period immediately following the conversion. This would have the effect of significantly increasing stockholder expenses on a per share basis because the Fund's fixed operating expenses would be spread over a smaller asset base. Second, the Fund would incur a number of new ongoing expenses in order to operate as an open-end investment company, including distribution and advertising expenses. Your Board believes that many stockholders who would otherwise choose to remain stockholders of the Fund in closed-end form may nonetheless choose to redeem if the Fund were to convert to an open-end fund. The reason for their redemptions is that they may fear that other stockholders will redeem first to avoid the higher expense ratio, leaving them to bear the higher expenses. Third, if redemptions upon conversion are significant, the Fund would have to either liquidate a substantial amount of its holdings to generate cash to satisfy the redemptions or distribute portfolio securities in-kind to redeeming stockholders. The liquidation of portfolio securities could trigger a significant tax liability for the Fund and all of the remaining stockholders as the Fund sells portfolio securities and realizes capital gains. In the case of distributions-in-kind, any capital gains tax exposure will be borne by the redeeming stockholder who receives the securities.

     A study conducted by CDA/Weisenberger(2), an independent mutual fund tracking service, on the impact open-ending has on a fund's long-term stockholders provides empirical evidence that long-term stockholders can be harmed by a conversion. The study reviewed the conversion of 10 closed-end funds and found that:

     o Within six months after conversion, the converted funds experienced an average decrease in net assets of 28.18%

     o the converted funds' average expense ratio increased from 1.33% to 1.89%

     o the amount of cash held by the converted fund rose from an average of 2.44% of assets as a closed-end fund to 7.75% of assets as an open end fund.

     o Shareholders have experienced significant tax liability as they received post-conversion capital gains distributions averaging $6.21 per share versus an average distribution during the five years prior to conversion of $1.20 per share.

------------------
(1) The French Fund's investment adviser has not calculated the French Fund's performance in accordance with the standards established by the Association for Investment Management Research ("AIMR").
(2) Copyright(C) 1998 Wiesenberger, A Thomson Financial Company, Reprinted by permission.

YOUR BOARD HAS ADDRESSED THE EXISTENCE OF A DISCOUNT

     Although the Board believes that the advantages of remaining a closed-end fund outweigh the one-time benefit from open-ending, your Board does recognize that Fund shares have been trading at a discount to net asset value and that the existence of a discount is a significant matter. Your Board has diligently examined this phenomena and has been active in seeking to address it in a manner that is consistent with the interests of all of the Fund's shareholders. The Board has regularly reviewed the amount of the discount and has carefully evaluated all possible options to attempt to narrow the discount, including open-ending the Fund. In evaluating each option, the Board has carefully considered whether implementation of the option would be in the best interests of the Fund's long-term stockholders and whether there is sufficient evidence to suggest that implementation of the option could have a measurable effect on the discount. The Board has also considered the experiences of other funds and the actions they have taken to reduce the discount, including conversion to an open-end fund. These deliberations have led the Board to take significant actions in an effort to reduce the discount. Your Board believes that these actions have been effective at narrowing the discount. Your Board will also continue to evaluate any options which it believes will help to reduce the discount even further.

     o TAX-ADVANTAGED MANAGED DISTRIBUTION PLAN (THE "PLAN"): The Board adopted the Plan in 1998 pursuant to which the Fund distributes, on a quarterly basis, a dividend equal to 3% of the Fund's net assets as of the end of the previous year (at least 12% annually). To the extent possible, these distributions are being made from realized long-term capital gains, thereby reducing the tax impact to the Fund's shareholders. The first dividend under the Plan was declared in October 27, 1998. The Fund distributed a total of $3.8041 per share pursuant to the Plan in 1999, or 23.18% of the Fund as of December 31, 1998. 79.49% of that total was paid out of long-term capital gains. Based upon the net assets of the Fund at December 31, 1999, the Fund will make distributions during 2000 equal to at least $8.3 million per quarter. The Plan will remain in effect at least until 2001, subject only to a significant downturn of the French equity markets.

     o DAILY PRICING FOR FUND SHARES: The Board approved Fund management's recommendation to commence daily pricing of Fund shares rather than weekly pricing used by most closed-end funds. Daily pricing commenced on July 1, 1999. Daily publication of the Fund's net asset value was intended to provide the Fund's shareholders with more information about the Fund's price movements.

     o OPEN MARKET SHARE REPURCHASE PROGRAM: The Board adopted an open-market share repurchase program in the fall of 1999 pursuant to which Fund management was given the discretion, subject to guidelines approved by the Board, to repurchase up to 10% of the outstanding shares of the Fund on the open-market when the discount exceeds thresholds established by the Board. The purpose of the open-market repurchase program is to increase the net asset value per share of long-term shareholders and to provide additional liquidity to the market at times when the discount has remained unusually high. Please refer to the Fund's response to Proposal 5 for information on how the open-market repurchases increase net asset value of your shares. The Fund completed its first repurchase in November 1999 and has repurchased 65,333 shares of the Fund through February 4, 2000.

     In addition to these significant steps, the Board has also overseen similar efforts by Fund management and the Adviser to improve shareholder value. This work includes consistent reductions in the Fund's total expense ratio through the voluntary waiver of a percentage of IIIS's advisory fees equal to the size of the discount and reductions in the fees of the Fund's other service providers. Fund management has also worked to promote awareness of the Fund and its performance history in the financial press and among potential investors.

     Since the first dividend was paid pursuant to the Plan on November 20, 1998, the Fund's discount has narrowed significantly. After being as high as 22.9% on August 28, 1998, the discount was 15.5% on December 31, 1999 and has been as low as 12.6% since adoption of the Plan. During the period from January 1, 2000 to February 4, 2000, the Board believes that due to the cumulative effect of its actions the Fund's discount has averaged 15.8%. The Board believes that this combination of actions will continue to narrow the discount.

     The effect of the discount also needs to be considered in context. Most closed-end funds characteristically trade at a discount. To the extent any investor purchased shares of the Fund at times when the market discount was equal to or greater than the current discount (which has been the case for most of the past few years), that investor would not be negatively effected by the Fund's current discount. As discussed above, your Board also believes that over time the structural advantages to operating as a closed-end fund have contributed to gains in the Fund's performance which over time have outweighed any potential one-time benefit from open-ending the Fund.

CONCLUSION

     The Fund was designed for those who seek long-term exposure to French equity securities through a professionally managed portfolio. Your Board strongly believes that the Fund has been very successful at maximizing long-term capital gains for its stockholders. Your Directors believe that an important component to the Fund's long-term success has been its structure as a closed-end fund and that eliminating that advantage by changing the Fund's structure to that of an open-end fund would be harmful to our long-term shareholders.

                              STOCKHOLDER PROPOSAL
           WITH RESPECT TO CONDUCTING A TENDER OFFER FOR FUND SHARES
                                  (PROPOSAL 4)

     THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY AND STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 4. THE DIRECTORS BELIEVE THE PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF STOCKHOLDERS.

STOCKHOLDER PROPOSAL

     A stockholder has submitted the following proposal and supporting statement for inclusion in this proxy statement. The stockholder claims beneficial ownership of common stock of the Fund valued at over $2,000. The Fund will provide the address, telephone number and email address of the proposing stockholder to any person who requests that information by written or oral request to Frederick J. Schmidt, Treasurer of the Fund, 1211 Avenue of the Americas, New York, New York 10036.

     "RESOLVED: That the shareholders of The France Growth Fund (the "Fund") recommend that the Board of Directors promptly conduct a tender offer for at least 5% of its outstanding shares at or close to net asset value ("NAV")."

                              SUPPORTING STATEMENT

     "My name is Phillip Goldstein and I have been a shareholder of the Fund for several years. Despite some commendable measures that the Board has taken over the past few years to try to narrow the Fund's discount, it is still pretty wide. As of October 29, 1999 the discount stood at 16.4%.

     Many of us are long-term shareholders of the Fund. I don't think that long-term shareholders that may have to sell some shares of the Fund for personal reasons should always have to accept a fire sale price. That is why I recommend that a modest self-tender offer be conducted at or close to

NAV. Then, a shareholder will be able to receive a fair price for at least some of his or her shares. Shareholders that do not tender may also benefit if the discount narrows due to a reduction in the supply of shares for sale in the stock market.

     A tender offer at a price below NAV will also increase the NAV of the remaining shares so those shareholders that do not tender will also benefit. For example, if the Fund tendered for 10% of the outstanding shares at a 5% discount to NAV, shareholders who retain their shares will get a boost in NAV of approximately $.09 per share.

     To conclude, I believe that a modest self-tender offer at NAV is clearly in the best interest of all shareholders."

     THE BOARD OF DIRECTORS RESPONSE TO THE STOCKHOLDER'S PROPOSAL:

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL STOCKHOLDERS TO VOTE AGAINST THE PROPOSAL. THE REASONS FOR THIS UNANIMOUS RECOMMENDATION ARE AS FOLLOWS:

     Your Board of Directors does not believe that it would be in the best interests of the Fund's long-term stockholders to conduct a tender offer for shares of the Fund at this time. Your Board has recently adopted an open-market share repurchase program pursuant to which the Fund is authorized to repurchase up to 10% of the Fund's outstanding shares each year. Your Board believes this open-market share repurchase program will create more value for the Fund's long-term shareholders than the suggested tender offer could, and work to narrow the discount to net asset value at which Fund shares have traded.

ADVANTAGES OF AN OPEN MARKET SHARE REPURCHASE PROGRAM AND DISADVANTAGES OF CONDUCTING A TENDER OFFER

     Your Board has regularly reviewed the amount of the discount and has carefully evaluated all possible options to attempt to narrow the discount, including conducting a tender offer for Fund shares and converting to an open-end fund. In evaluating each option, the Board has carefully considered whether implementation of the option would be in the best interests of the Fund's long-term stockholders and whether there is sufficient evidence to suggest that implementation of the option could have a measurable effect on the discount. The Board has also considered the experiences of other funds and the actions they have taken to reduce the discount, including conversion to an open-end fund. The Board then considered how each of these strategies, in light of the Fund's current policy to pay quarterly distributions to shareholders pursuant to the Tax-Advantaged Managed Distribution Plan would impact the Fund's long-term shareholders, performance, portfolio management and the size of the discount.

     Based upon these deliberations, the Board adopted an open market share repurchase program instead of a tender offer because it believes that open market share repurchases will create more value for the Fund's long-term shareholders. First, when the Fund purchases shares on the open market at the discounted market price, the Fund's remaining shareholders should experience an increase in their net asset value per share. This increase would come from the Fund's "capturing" the discount on the shares repurchased (less the per-share transactions costs of the repurchase). This increase in net asset value per share may in turn contribute to an increase in the Fund's market price per share. If alternatively the Fund conducts a tender offer for its shares at a price at or close to net asset value, the remaining shareholders will not be able to "capture" the discount at all, or only a very small piece of it. It would be the shareholders who tender their shares who realize most or all of the benefit of "capturing" the discount, not the Fund's long-term shareholders.

     Second, the open-market repurchase program may give the Fund the flexibility to help to eliminate any excess liquidity in the market for the Fund's shares which can have a positive effect on the market price of Fund shares and discount. It is at times when the market is particularly sluggish (i.e., fewer Fund shares are trading) that the discount to net asset value may rise as sellers are unable to find buyers for their shares.

     If the Fund were to instead conduct a tender offer for Fund shares, the Fund would not have the same degree of flexibility to repurchase shares at opportune times throughout the year. In order to conduct a tender offer, the Fund would have to comply with a burdensome series of rules under the federal securities laws governing tender offers. These rules would require, among other things, that the Fund prepare and file a tender offer statement with the Securities and Exchange Commission ("SEC"). The Fund would be able to conduct only one tender offer pursuant to that statement and could not make numerous tender offers at various times throughout the year whenever the it feels that the market for Fund shares is particularly sluggish and the discount is unusually wide. Further, the costs associated with preparing and filing the tender offer statement and conducting the tender offer would be significantly higher than the costs associated with the open market share repurchase program. These additional costs would be borne by all shareholders.

     The Board believes that the 10% cap on the number of shares which can be repurchased in any one year is appropriate in light of the Fund's obligation to pay quarterly distributions totaling at least 12% per year pursuant to the Tax-Advantaged Managed Distribution Plan. The Board also believes that the 10% cap is not set so high that it interferes with IIIS's ability to manage the Fund. In addition, in 1999 the Fund distributed $58,264,115 and expects to make additional significant distributions in the year 2000 in an effort to reduce or eliminate the discount while preserving the Fund's structural advantages.

CONCLUSION

     Your Board does not believe that sales of Fund shares would have to be conducted at "fire sale prices" as the stockholder represents in his supporting statement. If a shareholder had purchased his or her shares on January 1, 1998 and sold those shares on December 31, 1999, that shareholder would have seen his or her investment more than double in value with a total return in the market price of his or her shares of 116.27% over that period. Your Board continues to focus on creating value for the Fund's long-term shareholders. Your Board believes that an open market share repurchase program will create more value for the Fund's long-term shareholders than would a tender offer without incurring the significant costs and subjecting the Fund to the burdensome restrictions associated with conducting a tender offer. For these reasons, your Board has determined that adopting an open market share repurchase program, not conducting a tender offer, is in the best interests of the Fund's long-term shareholders.

                       INFORMATION CONCERNING THE MEETING

SOLICITATION OF PROXIES

     The cost of preparing, printing and mailing these proxy materials will be borne by the Fund. In addition to the mailing of these proxy materials, proxies may be solicited by telephone, by fax or in person by the directors, officers and employees of the Fund; Indocam International Investment Services, the Fund's Investment Adviser, whose principal address is 90, boulevard Pasteur, 75015 Paris France; or Mitchell Hutchins Asset Management, Inc., the Fund's Administrator, whose principal address is 1285 Avenue of the Americas, New York, New York 10019. Shareholder Communications Corporation, a third party solicitation firm, has agreed to provide proxy solicitation services to the Fund at a cost of approximately $20,000. Brokerage houses, banks and other fiduciaries may also be requested to forward these proxy materials to the beneficial owners of Fund shares to obtain authorization for completing the proxies and will be reimbursed by the Fund for their out-of-pocket expenses.

REVOKING PROXIES

     A stockholder signing and returning a proxy has the power to revoke it at any time before it is exercised by filing a written notice of revocation with the Fund's secretary, c/o The France Growth Fund, Inc., 1211 Avenue of the Americas, New York, NY 10036; or by returning a duly executed proxy with a later date before the time of the Meeting; or if a stockholder has executed a proxy but is present at the Meeting and wishes to vote in person, by notifying the secretary of the Fund (without complying with any formalities) at any time before it is voted.

     Being present at the Meeting alone does not revoke a previously executed and returned proxy.

OUTSTANDING SHARES AND QUORUM

     As of February 4, 2000, 15,280,000 shares of Common Stock of the Fund were outstanding. Only stockholders of record on February 4, 2000 are entitled to notice of and to vote at the Meeting. Thirty-three percent (33%) of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will be considered a quorum for the transaction of business.

VOTING RIGHTS AND REQUIRED VOTE

     A plurality of all votes cast at the Meeting, with a quorum present, is sufficient to elect a Director. This means that the four (4) nominees for Director who receive the greatest number of votes will be elected. The affirmative vote of a majority of the shares cast at the Meeting, with a quorum present, is required for the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants. The affirmative vote of a majority of the shares cast at the Meeting, with a quorum present, is required for approval of the stockholder proposal with respect to expediting the process to ensure Fund shares can trade at net asset value and approval of the stockholder proposal with respect to conducting a tender offer for Fund shares.

     The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will ask their customers and clients how they want their shares voted on each proposal before the Meeting. The Fund understands that, under the rules of the NYSE, these broker-dealers may, without instructions from their customers and clients, grant authority to the proxies designated by the Fund to vote on certain items to be considered at the Meeting if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Certain broker-dealer firms may also exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

     The shares as to which the broker-dealer firms have granted authority to the proxies designated by the Fund to vote on the items to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), and the shares as to which proxies are returned by record stockholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of Directors, the ratification of the selection of independent accountants or the stockholder proposals with respect to expediting the process to ensure Fund shares can trade at net asset value and with respect to conducting a tender offer for Fund shares, although they will count toward the presence of a quorum.

OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented for consideration at the Meeting. If other business including any question as to an adjournment of the Meeting is properly brought before the Meeting, proxies will be voted according to the best judgment of the persons named as proxies.

                           TRANSACTIONS BY AFFILIATES

     During the fiscal year of the Fund ended December 31, 1999, there were no transactions in the Common Stock of the Investment Adviser, its Parents or Subsidiaries by any officer, Director or nominee for election of Director of the Fund or the Investment Adviser in an amount equal to or exceeding 1% of the outstanding common stock of such entity. Mr. Arvis has indicated ownership of Directors' qualifying shares (less than 1% of the outstanding shares) of Credit Agricole Indosuez. Mr. Simon-Barboux has indicated that he has disposed of the one share of stock of Indocam Asset Management International, a subsidiary of Credit Agricole Indosuez, shortly after he retired from the Board of Directors of Indocam Asset Management International in December 1998.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Fund's Annual Meeting of Stockholders in 2001 must be received by the Fund on or before November , 2000, in order to be included in the Fund's proxy statement and form of proxy relating to that meeting. For a stockholder proposal which is not included in the Fund's proxy statement to be considered timely, it must be received by the Fund at least 15 days before the Fund's Annual Meeting of Stockholders in 2001.

                                          /s/ Steven M. Cancro

                                          Steven M. Cancro
                                          Secretary

Dated: March   , 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. PLEASE TAKE A FEW MINUTES TO VOTE NOW AND HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

                          THE FRANCE GROWTH FUND, INC.
             1211 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Frederick J. Schmidt and Steven M. Cancro as Proxies, each with full power of substitution, and hereby authorizes each of them, with authority in each to act in the absence of the other, to represent and to vote, as designated below, all the shares of Common Stock of The France Growth Fund, Inc. (the "Fund") held of record by the undersigned on February 4, 2000 at the Annual Meeting of Stockholders of the Fund to be held on April 26, 2000, or any adjournments thereof.

PROPOSALS (Please check one box for each proposal)

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES.

1. ELECTION OF DIRECTORS. The election of Class III directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2003.

      FOR all nominees listed below / /                             WITHHOLD AUTHORITY / /
      (except as marked to the contrary below)                      to vote for all nominees listed below

Nominees: Thomas C. Barry, John A. Bult, Walter J.P. Curley and Bernard Simon-Barboux

(UNLESS AUTHORITY TO VOTE FOR ANY OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT LISTED BELOW.)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:

--------------------------------------------------------------------------------

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

2. TO RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                   FOR / /               AGAINST / /              ABSTAIN / /

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 3.

3. TO CONSIDER AND ACT UPON A STOCKHOLDER PROPOSAL WITH RESPECT TO ENSURING FUND SHARES CAN TRADE AT NET ASSET VALUE.

                                   AGAINST / /           FOR / /                  ABSTAIN / /

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

4. TO CONSIDER AND ACT UPON A STOCKHOLDER PROPOSAL WITH RESPECT TO CONDUCTING A TENDER OFFER FOR FINAL SHARES.

                                   AGAINST / /           FOR / /                  ABSTAIN / /

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

5. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, including that he or she is a "Partner."

Dated: ___________________________________________________________________, 2000

(By) ___________________________________________________________________________
                                     Signature

(By) ___________________________________________________________________________
                                     Signature